                                                                      Exhibit 10


                                REVCO D.S., INC.
                            SUPPLEMENTAL RETIREMENT
                           AND SURVIVOR BENEFIT PLAN


        Revco D.S., Inc. hereby establishes, effective as of December 1, 1986, this supplemental retirement and survivor benefit plan for the purpose of supplementing the retirement income and survivor benefits of certain key employees who enter into agreements with Revco D.S., Inc. in accordance with the terms hereof.


                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

        For the purposes hereof, the following words and phrases shall have the meanings indicated:

        1. "Accrued Benefit Percentage" shall have the meaning given to that term in Section 4 of Article V.

        2. An "Agreement" shall mean an agreement entered into between the Company and a Participant under the terms of the Plan.

        3. A Participant's "Basic Pension Plan Benefit" shall mean the monthly benefit that would be payable to a Participant under the Pension Plan if the form of payment of such benefit were a straight Life Annuity under the Pension Plan commencing as of the earlier of (a) the date on which the first benefit payment is made to the Participant under the Pension Plan and (b) the Participant's Qualifying Date. A Participant's Basic Pension Plan Benefit will be as determined in the immediately preceding sentence whether or not the Participant's benefits under the Pension Plan are actually paid as a straight Life Annuity and whether or not the benefit is actually paid to the Participant.

        4. "Basic Retirement Benefit" shall have the meaning given to that term in Section 3 of Article II.

        5. "Basic Survivor Benefit" shall have the meaning given to that term in Section 2 of Article III.

        6. A "Child" of a Participant shall mean a natural or adopted child of the Participant, and the "Children" of a Participant shall mean the natural or
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adopted children of the Participant, except that a Par-
ticipant may, by written notice delivered to the Company, specify that any one or more of his natural or adopted children shall not be eligible to receive benefits here-under solely by virtue of their status as his children and any child so specified by the Participant shall not be treated as a "Child" of the Participant for purposes of the Plan.

     7.   The "Committee" shall mean the Compen-
sation Committee of the Board of Directors of the Company.

     8.   The "Company" shall mean Revco D.S.,
Inc., a Michigan corporation, its corporate successors and the surviving corporation resulting from any merger of Revco
D.S., Inc. with any other corporation or corporations.

     9. "Competition" shall mean any action by a Participant, directly or indirectly, pursuant to which a
Participant:

     (a) takes a management position with a business that, during the one-year period immediately preceding the date of termination of the Participant's employment with the Company, engaged to a material extent in the retail drug business in direct competition with the Company in any market; or

     (b) becomes a principal of, acquires an interest of 10% or more in, or assumes control of, a retail drug business that engages in direct competition with the Company in any market.

     10.  A "DCP Agreement" shall mean an agree-
ment entered into between the Company and an employee of the Company under the terms of the Restated Deferred Com-pensation Plan.

     11.  A "DCP Participant" shall mean an indi-
vidual who, as of December 1, 1986, was a party to a DCP Agreement with the Company and who is designated by the Com-mittee, in its December 1, 1986 resolution approving the form of the Plan, as an individual to whom participation in the Plan will be offered.

     12.  "Employee Benefits" shall mean all
benefit plans of the Company in which Participants gen-erally participate and with respect to which a particular
Participant is participating, including, without limitation,

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the Pension Plan and any profit-sharing, stock option, stock purchase, stock appreciation, executive restricted stock, performance unit, group insurance, disability, disability insurance, deferred compensation, and other employee benefit plan, program, or arrangement, and any successor or other benefit plans, programs, or arrangements that may hereafter be adopted by the Company.

     13.  A Participant's "Final Salary" shall
mean one-twelfth of the highest aggregate salary received by the Participant from the Company (adjusted to add back any amounts that would have been received as salary but for any voluntary deferral by the Participant in connection with any voluntary salary reduction arrangements) during any one of the five complete calendar years immediately preceding the Participant's termination of employment.

     14.  "Good Reason" in connection with a Par-
ticipant's voluntary termination of his employment with the Company shall mean the occurrence of any of the following:

     (a) any reduction in aggregate direct remunera-tion, position, responsibilities, or duties provided for in accordance with the Partici-pant's employment arrangement, or any mate-rial reduction in the aggregate of Employee
          Benefits, perquisites, or fringe benefits provided to the Participant pursuant to his employment arrangement if such reduction or material reduction occurs within the six month period immediately preceding the date of the voluntary termination;

     (b) any good faith determination by the Partici-pant that as the result of any change in con-trol of the Company, he is unable to carry out the responsibilities, duties, authori-ties, powers, or functions attached to his position;

     (c) imposition by the Company of any requirement that the Participant's principal place of work be relocated, following a change in con-trol of the Company, to a place more than 25 miles from his principal place of work im-mediately before the change in control, or that the Participant travel in connection with his employment to a substantially great-er degree than was customary for him prior to the change in control; or


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     (d)  any liquidation, dissolution, consolidation,
          or merger of the Company, or transfer of all or a significant portion of its assets, un-less a successor or successors (by merger, consolidation, or otherwise) to which all, or a significant portion, of the Company's assets have been transferred shall have assumed all of the duties and obligations of the Company pursuant to the Plan.

     15.  "Maximum Annual Benefit Limitations"
shall mean those benefit limitations provided for in the Pension Plan at the date of a Participant's retirement that conform the Pension Plan to the maximum benefit limitations of Section 415 of the Internal Revenue Code of 1986, as it may from time to time be amended.

     16.  "Misconduct" shall mean any of the fol-
lowing:

     (a) commission of a crime involving moral turpi-tude;

     (b) commission of an act of fraud, embezzlement, or theft constituting a felony and resulting in substantial personal gain to the Partici-pant at the expense of, and resulting in material harm to, the Company; or

     (c) wrongful disclosure of any secret process or trade secret or other confidential informa-tion belonging to the Company.

     17.  "Other Benefits" shall have the meaning
given to that term in Section 3 of Article II.

     18. "Other Survivor Benefits" shall have the meaning given to that term in Section 2 of Article III.

     19.  A "Participant" shall mean an officer
or other person employed by the Company who enters into an Agreement with the Company under the Plan.

     20.  The "Pension Plan" shall mean the Revco
D.S., Inc. Retirement Income Plan and Trust as in effect on the date of a Participant's retirement, death, or other ter-mination of employment.

     21.  "Percentage of Vesting" shall have the
meaning given to that term in Section 1 and Section 2 of
Article V.



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     22.  "Permanent Disability" shall mean phys-
ical or mental disability of a Participant to the extent that, in the opinion of the Committee, he is permanently unable to discharge his normal work responsibility with the Company, or to engage in an occupation or position at a substantially equivalent management level with another or-ganization or company. In arriving at its determination the Committee may rely upon advice of competent medical authority satisfactory to it and may look to the definition of "permanent" or "long term" disability in any disability plan or disability insurance provided by the Company.

     23.  The "Plan" shall mean the supplemental
retirement and survivor benefit plan set forth herein, to-gether with all amendments hereto, which Plan shall be called the "Revco D.S., Inc. Supplemental Retirement and
Survivor Benefit Plan. "

     24.  The "Pre-Retirement Death Benefit Plan"
shall mean the Revco D.S., Inc. Pre-Retirement Death Bene-fit Plan established by the Company concurrently with the establishment of the Plan.

     25.  "Present Value of Plan Benefits" shall
have the meaning given to that term in Article VI.

     26.  "Present Value of the DCP Payments"
shall have the meaning given to that term in Article VI.

     27.  A Participant's "Qualifying Date" shall
be the date defined in Section 2 of Article II.

     28.  "Reduced Early Retirement Benefit"
shall have the meaning given to that term in Section 4 of
Article II.

     29. "Reduced Early Retirement Survivor Bene-fit" shall have the meaning given to that term in Section 3 of Article III.

     30.  The "Restated Deferred Compensation
Plan" shall mean the Revco D.S., Inc. Restated Deferred
Compensation Plan initially adopted March 29, 1976, as amended.

     31.  A Participant's "Social Security Bene-
fit" shall be the amount of the monthly benefit designated as such as of his Eligibility Date for purposes of the Pen-sion Plan pursuant to Section 2 thereof.


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     32.  "Voluntary Resignation" shall mean a
Participant's voluntary termination of his employment with the Company without Good Reason.

     Masculine pronouns shall include the feminine and feminine pronouns shall include the masculine as appro-priate.


                      ARTICLE II

             SUPPLEMENTAL RETIREMENT BENEFIT

     1. ELIGIBILITY. A Participant shall be eli-gible for a supplemental retirement benefit, either cur-rently or prospectively, from the time he signs an Agreement through the date of his death until and unless he forfeits his eligibility as provided in Section 5 of Article V by his Voluntary Resignation before attaining age 60 or by engaging in Competition or Misconduct.

     2.   QUALIFICATION.  An eligible Participant
shall qualify for current payment of a supplemental retire-ment benefit on the first date (his "Qualifying Date"):

     (a) on which he retires from the service of the Company after attaining age 60;

     (b) on which (in the case of a Participant whose employment with the Company was terminated due to Permanent Disability) (i) he has at-tained age 60; (ii) he has become eligible for current payments of a normal or early retirement benefit under the Pension Plan;
          and (iii) his disability benefits under the Revco Short-Term or Long-Term Disability In-come Protection Plan, as the case may be, have ceased; or

     (c) on which (in the case of a Participant whose employment with the Company was terminated other than by his Voluntary Resignation) he
          (i)  has attained age 60 and is not employed
          on a full-time basis, or (ii) has attained age 65.

     3.   BASIC RETIREMENT BENEFIT.  The basic
monthly supplemental retirement benefit (the "Basic Retire-ment Benefit") shall be an amount each month that, when added to the "Other Benefits" specified in this Section 3



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for such month, equals 70% of the Participant's Final Sal-
ary.  The Other Benefits are:

     (a) the Participant's Basic Pension Plan Bene-fit;

     (b)  the Participant's Social Security Benefit;

     (c) any monthly retirement benefit payable to the Participant under Article IV of the Plan; and

     (d) any monthly retirement benefits actually paid to the Participant from any other plan maintained by any employer other than the Company but only to the extent allocable to employer contributions.

If the sum of the Other Benefits for any month equals or ex-ceeds 70% of the Participant's Final Salary, the Basic Re-tirement Benefit for that month will be zero. The Company shall pay the Basic Retirement Benefit each month, during the period specified in Section 6 of this Article II, to each eligible Participant:

     (x) whose Qualifying Date occurs on or after he attains age 65;

     (y)  whose Percentage of Vesting is 100%; and

     (z)  whose Accrued Benefit Percentage is 100%.

     4.   REDUCED EARLY RETIREMENT BENEFIT.  The
monthly supplemental retirement benefit in the case of an eligible Participant who first qualifies for such a benefit on or after attaining age 60 but before attaining age 65 (the "Reduced Early Retirement Benefit") will be an amount that, when added to the Other Benefits specified in Sec-tion 3 of this Article II, equals "X%" of the Participant's Final Salary. For these purposes, "X%" shall be 56.0% plus 0.2-1/3% times the number of full months in the period be-ginning on the date the Participant attains age 60 and end-ing on the Participant's Qualifying Date. If the sum of the Other Benefits for any month equals or exceeds "X%" of the Participant's Final Salary, the Reduced Early Retire-ment Benefit for that month will be zero. The Company shall pay the Reduced Early Retirement Benefit each month, during the period specified in section 6 of this Article II, to each eligible Participant:




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     (x)  whose Qualifying Date occurs on or after he
          attains age 60 and before he attains age 65;

     (y)  whose Percentage of Vesting is 100%; and

     (z)  whose Accrued Benefit Percentage is 100%.

     5.   BENEFIT AMOUNTS WHERE PERCENTAGE OF
VESTING OR ACCRUED BENEFIT PERCENTAGE OR BOTH ARE LESS THAN 100%. If, when a Participant otherwise first qualifies for a supplemental retirement benefit payment, his Percentage of Vesting or his Accrued Benefit Percentage or both are less than 100%, then the Company shall pay a monthly sup-plemental retirement benefit to him each month as otherwise provided in Section 3 or Section 4 of this Article II but in a reduced amount. The reduced amount shall be deter-mined by calculating the dollar amount of the monthly re-tirement benefit to which the Participant would have been entitled under Section 3 or Section 4 of this Article II had his Percentage of Vesting and his Accrued Benefit Per-centage both been 100% and multiplying that dollar amount first by his Percentage of Vesting and second by his Accrued Benefit Percentage.

     6.   PAYMENT OF SUPPLEMENTAL RETIREMENT BENE-
FITS. The Company shall pay the first monthly supplemental retirement benefit payment to an eligible Participant on a date selected by the Company that is not more than 30 days after the Participant's Qualifying Date and shall make sub-sequent payments on the same day of each succeeding month thereafter throughout the life of the Participant provided he remains eligible.


                        ARTICLE III
                        -----------

                      SURVIVOR BENEFIT
                      ----------------

     1. CONDITIONS TO PAYMENT. The Company shall make survivor benefit payments to a Participant's surviving spouse or Children as provided in this Article III upon the death of the Participant if:

     (a)  he is survived by his spouse or one or more
          Children under the age of 22; and

     (b) on the date of his death he was eligible for and had qualified for current payment of a supplemental retirement benefit under Arti-cle II.




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For these purposes, a Participant who on the date of his
death would have qualified for current payment of a supple-mental retirement benefit but for the fact that he was em-ployed on a full-time basis by another employer will be treated as if he had not been so employed but instead quali-fied for a supplemental retirement benefit with the first payment thereof payable to him on the date of his death.
The Company shall pay the first monthly survivor benefit on the day, selected by the Company, not more than 30 days after the date on which the last supplemental retirement benefit was or would have been payable to the Participant and shall continue to pay survivor benefits each month dur-ing the period specified in Section 5 or 6 of this Arti-cle III, as the case may be.

     2.   BASIC SURVIVOR BENEFIT.  The basic
monthly survivor benefit (the "Basic Survivor Benefit") shall be an amount each month that, when added to the "Other Survivor Benefits" specified in this Section 2, equals 35% of the Participant's Final Salary. The Other
Survivor Benefits are:

     (a) any monthly survivor benefit payable to the Participant's spouse or Children under Ar-ticle IV of the Plan; and

     (b) any monthly survivor benefits actually paid to the Participant's surviving spouse or Children from any other plan maintained by any employer other than the Company but only to the extent allocable to employer contri-butions.

If the sum of the Other Survivor Benefits for any month equals or exceeds 35% of the Participant's Final Salary, the Basic Survivor Benefit for that month will be zero.
The Company shall pay the Basic Survivor Benefit in the case of a Participant who at his death is eligible and qualifies for a Basic Retirement Benefit and who is sur-vived by his spouse and/or at least one Child under the age of 22.

     3.   REDUCED EARLY RETIREMENT SURVIVOR BENE-
FIT. The monthly survivor benefit in the case of a Partici-pant whose Qualifying Date occurs on or after he attains age 60 but before he attains age 65 (the "Reduced Early Retire-ment Survivor Benefit") shall be an amount each month that, when added to the Other Survivor Benefits specified in Sec-tion 2 of this Article III, equals "Y%" of the Participant's Final Salary. For these purposes, "Y%" shall be 28.0% plus


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0.11-2/3% times the number of full months in the period be-
ginning on the date the Participant attains age 60 and end-ing on the Participant's Qualifying Date. If the sum of the Other Survivor Benefits for any month equals or exceeds "Y%" of the Participant's Final Salary, the Reduced Early Retirement Survivor Benefit for that month will be zero.
The Company shall pay the Reduced Early Retirement Survivor Benefit in the case of a Participant who at his death is eligible and qualifies for a Reduced Early Retirement Bene-fit and who is survived by his spouse and/or at least one Child under the age of 22.

     4.   BENEFIT AMOUNTS WHERE PERCENTAGE OF
VESTING OR ACCRUED BENEFIT PERCENTAGE OR BOTH ARE LESS THAN 100%. If survivor benefit payments would otherwise become payable pursuant to Article III with respect to a Partici-pant whose Percentage of Vesting or Accrued Benefit Percent-age or both were less than 100%, then the Company shall pay monthly survivor benefit payments in a reduced amount. The reduced amount shall be determined by calculating the dollar amount of the survivor benefit that would have otherwise been payable under Article III had the Participant's Per-centage of Vesting and his Accrued Benefit Percentage both been 100% and multiplying that dollar amount first by his Percentage of Vesting and second by his Accrued Benefit Per-centage.

     5.   PARTICIPANT SURVIVED BY SPOUSE.  If a
Participant is survived by his spouse, the Company shall pay any monthly survivor benefit payable pursuant to Sec-tion 1 of this Article III to her each month for her life and, if at her death there survives at least one Child of the Participant who has not attained age 22, to the estate of the Participant's spouse until such time as there is no surviving Child of the Participant under age 22.

     6.   PARTICIPANT SURVIVED BY CHILD UNDER AGE
22 BUT NOT SPOUSE. If a Participant is not survived by a spouse but is survived by at least one Child of the Par-ticipant under age 22, the Company shall pay any monthly survivor benefit payable pursuant to Section 1 of this
Article III in equal shares each month to all of the Par-ticipant's Children surviving at the time of each payment until such time as there is no surviving Child of the Par-ticipant under age 22.

     7.   PARTICIPANT NOT SURVIVED BY SPOUSE OR BY
CHILD UNDER AGE 22. If a Participant is not survived by a spouse or a Child of the Participant under age 22, then,



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except as provided in Article VI with respect to DCP Par-
ticipants, the Company shall not pay any survivor benefits under this Article III.

     8.   LIMIT ON BENEFIT LEVELS IN CASES OF
DISPARATE AGES. If a Participant leaves a surviving spouse and the surviving spouse's date of birth is more than 15 years after the Participant's date of birth, then the Com-pany may, in its sole option, reduce the amount of each monthly survivor benefit payment (not below zero) so that, using the mortality, interest rate, and other assumptions then in use under the Pension Plan (or, if current actuar-ial assumptions under the Pension Plan are unavailable, then using such reasonably comparable current actuarial assumptions as an independent actuary, selected by the Company, may determine), the actuarially determined present value of all such payments to be made under this Article III is equal to the actuarially determined present value of all payments that would have been payable if the spouse's date of birth had been exactly 15 years after the Participant's date of birth.


                        ARTICLE IV
                        ----------

            RETIREMENT BENEFITS IN EXCESS OF INTERNAL
        REVENUE CODE QUALIFIED PENSION PLAN LIMITATIONS
        -----------------------------------------------

     If a Participant retires, dies, or otherwise terminates his employment with the Company under conditions that make such Participant, his spouse or other beneficiary under the Pension Plan eligible for a benefit under the Pen-sion Plan and the amount of that benefit is limited by the Maximum Annual Benefit Limitations, the Company shall pay to the Participant, his spouse, or other beneficiary under the Pension Plan, as the case may be, a monthly benefit in an amount equal to the amount by which:

     (a) the amount of the benefit that the Partici-pant, his spouse, or beneficiary under the Pension Plan, as the case may be, would have been entitled to receive during such month under the Pension Plan as in effect on the Participant's date of retirement or death but for the Maximum Annual Benefit Limi-tations thereunder; exceeds

     (b) the amount of the benefit that the Partici-pant, his spouse, or beneficiary under the Pension Plan, as the case may be, is entitled



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
          to receive during such month under the Pen-sion Plan as in effect on the Participant's date of retirement or death as limited by the Maximum Annual Benefit Limitations there-under.

The Company shall commence payments of the excess amount, if any, determined by the above calculation for the month in which the participant or his surviving spouse or Child under age 22 is first entitled to payment of a benefit under
Article II or III of the Plan (which cannot be earlier than the date on which the participant attains age 60) or under the pre-Retirement Death Benefit Plan. The Company shall pay such excess amounts, if any, in the same manner and form and continuing thereafter for the duration of the benefit that the Participant, his spouse, or his beneficiary under the Pension Plan, as the case may be, is entitled to re-ceive under the Pension Plan; except that the Company may convert the benefits payable under this provision into any actuarially equivalent form of payment as the Company may determine with the advice of the actuary for the Pension Plan.

                        ARTICLE V
                        ---------

        PARTICIPATION; VESTING; ACCRUAL; DIVESTITURE
        --------------------------------------------

     1. CURRENT DCP PARTICIPANTS. Each DCP Par-ticipant will be entitled to become a Participant in the plan by terminating his DCP Agreement and entering into an Agreement under the Plan. Any such termination of a DCP Agreement will be irrevocable. A DCP Participant who does not terminate his DCP Agreement and enter into an Agreement under the Plan on or before May 30, 1987, will not there-after be eligible to become a participant in the Plan. If a DCP Participant becomes a Participant in the Plan, his Percentage of Vesting under the Plan as of any date will be the same as his "Percentage of Vesting" under his DCP Agree-ment would have been on that date had the DCP Agreement con-tinued in effect through that date.

     2. NEW PARTICIPANTS. Any individual who is not a DCP Participant shall become eligible to participate in the Plan if (a) he performs services for the Company as a Corporate Officer, as a Regional Vice President - Drug
Store Division, or in any other job classification desig-nated as eligible by the Board of Directors, (b) he has at least five years of service with the Company, and (c) he has been specifically selected by the Board of Directors


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
to become a Participant. Upon selection by the Board of Directors and execution of an Agreement, a Partici-pant's Percentage of Vesting will be 50%. On each of the first five anniversaries of the date of execution of his Agreement, if the Participant is then employed by the Com-pany, his Percentage of Vesting will be increased by 10%.
Accordingly, if a Participant remains in the employ of the Company for at least five years after executing an Agree-ment his Percentage of Vesting will be 100%.

     3. CONTINUED VESTING DURING DISABILITY. If a Participant terminates his employment with the Company by reason of Permanent Disability, he will be treated as con-tinuing in the Company's employ, for purposes of increases in his Percentage of Vesting, through his 65th birthday.

     4. ACCRUED BENEFIT PERCENTAGE. Each Partic-ipant (whether or not he was previously a DCP participant) will accrue his rights to supplemental retirement and sur-vivor benefits ratably in annual increments during the pe-riod of his employment with the Company beginning with an Accrued Benefit Percentage of 0% on his date of hire and ending with an Accrued Benefit Percentage of 100% on the earlier of (a) the 20th anniversary of his date of hire and
(b) his 60th birthday (treating the short period, if any be-tween the anniversary of his date of hire next preceding his 60th birthday and his 60th birthday as one year for purposes of the calculation of ratable accrual). For example, a Par-ticipant hired at the age of 35 years and 3 months would ac-crue benefits at the rate of 5% per year for 20 years until his Accrued Benefit Percentage reached 100% at the age of 55 years and 3 months, while an individual hired at the age of 45 years and 9 months would accrue these benefits at the rate of 6 2/3% per year over the 14 years and 3 months (the last 3 months treated as a year) between his date of hire and age 60 until his Accrued Benefit Percentage reached 100% at age 60. If a Participant terminates his employment with the Company by reason of Permanent Disability, he will be treated as continuing in the employ of the Company, for pur-poses of ratable annual increases in his Accrued Benefit Percentage, through his 60th birthday. Except as provided in the immediately preceding sentence, if a Participant's employment by the Company is terminated for any reason or for no reason before his Accrued Benefit Percentage equals 100%, then his Accrued Benefit Percentage shall not there-after increase and any supplemental retirement benefit payment or survivor benefit payment that would have been payable to or with respect to the Participant had his Ac-crued Benefit Percentage been 100% shall be paid in a re-duced amount as provided in Section 5 of Article II or
Section 4 of Article III, as the case may be.



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
     5.   DIVESTITURE FOR COMPETITION, MISCONDUCT,
OR VOLUNTARY TERMINATION WITHOUT GOOD REASON. The rights of a Participant with respect to benefits under Article IV of the Plan shall not be subject to divestiture for any reason after the payment of such benefits has commenced.
The rights of a Participant with respect to supplemental retirement benefits and survivor benefits under Article II and Article III of the Plan will be forfeited, the Partici-pant will become ineligible for such benefits, and no such benefits will be paid to the Participant or to his spouse or Children if the Participant:

     (a)  engages in Competition;

     (b)  is guilty of Misconduct; or

     (c) terminates his employment with the Company by his Voluntary Resignation before attain-ing age 60.

Except as provided above in this Section 5 or in Section 1 of Article VII, the rights of a Participant with respect to supplemental retirement benefits and survivor benefits under the Plan shall not be subject to divestiture for any other reason including, but not limited to, unilateral amendment, modification of, or termination of the Plan. In the event of divestiture pursuant to the provisions of the Plan, a Participant shall not be required to return to the Company any payments or benefits theretofore received by him. The Committee shall advise the Participant in writing as to any determination made by it pursuant to this Section 5. The Participant shall be entitled to a full and fair hearing before the Committee in any matters covered by this Sec-tion 5, including the right to make an oral or written statement to the Committee. It shall not be a condition of divestiture pursuant to this Section 5 that the Partici-pant's employment be terminated as an incident to a finding of Competition or a determination of Misconduct.


                        ARTICLE VI
                        ----------

                     MINIMUM TERM AND
                 MINIMUM VALUE OF BENEFITS
              WITH RESPECT TO DCP PARTICIPANTS
              --------------------------------

     1. APPLICATION OF ARTICLE. This Article VI shall apply only in cases where an eligible Participant who was a DCP Participant qualifies under Section 2 of Article
II for a supplemental retirement benefit. In those cases, the provisions of this Article VI shall override any con-trary provisions in Article II or in Article III but any benefits payable pursuant to this Article VI shall be sub-ject to divestiture as provided in Section 5 of Article V.
Nothing in this Article VI shall be construed to decrease either the number of monthly benefit payments or the amount of any monthly benefit payment that would be payable by the Company if this Article VI were not included in the Plan.

     2.   MINIMUM TERM OF BENEFITS.  In any case
referred to in Section 1 of this Article VI, if the Partic-ipant dies before receiving 60 monthly supplemental retire-ment benefit payments and has not had his rights to such benefits divested under Section 5 of Article V, then the Company shall make monthly survivor benefit payments with respect to the Participant at least until the Company has made a total of 60 monthly benefit payments to or with respect to the Participant (including both (x) the monthly supplemental retirement benefit payments made to the Par-ticipant and (y) the monthly survivor benefit payments made with respect to the Participant). Each such monthly sur-vivor benefit payment shall be paid:

     (a) if the Participant's spouse survives the Participant, then to her (or, following her death, to her estate);

     (b) if one or more of the Participant's Children become entitled to receive at least one monthly survivor benefit payment under Arti-cle III (without regard to this Article VI), then to the Participant's Children, in equal shares among all of his Children living at the time of the payment (or, following the death of the last to die of his Children, to the estate of the last to die of his Children); or

     (c) if neither clause (a) nor clause (b) above applies, then to the estate of the Partici-pant.

     3.   MINIMUM VALUE OF BENEFITS.  In any case
referred to in Section 1 of this Article VI, the Present
Value of Plan Benefits and the Present Value of the DCP
Payments shall be determined actuarially as of the Partici-pant's Qualifying Date using the mortality, interest rate, and other actuarial assumptions then being used for pur-poses of the Pension Plan (or, if current actuarial as-sumptions under the Pension Plan are unavailable, then using such reasonably comparable current actuarial as-sumptions as an independent actuary, selected by the Com-pany, may determine). For these purposes, (a) the "Present
Value of Plan Benefits" will be the sum of the present value, if any, of the monthly supplemental retirement benefit payable to the Participant under Article II and the present value of the monthly survivor benefit payable to the Participant's spouse (or to her estate) under Art-icle III and (b) the "Present Value of the DCP Payments" will be the present value of the payments that would have been payable under the DCP Agreement (excluding payments made under Paragraph 9 of the Restated Deferred Compensa-tion Plan) if the Participant had not terminated his DCP
Agreement. If the Present Value of Plan Benefits is less than the Present Value of the DCP Payments, then the amount of each monthly supplemental retirement benefit payment under Article II and of each monthly survivor benefit pay-ment to be made to the Participant's spouse (or to her estate) under Article III (or, to the extent applicable, under Section 2 of this Article VI) shall be increased by a factor sufficient so that the Present Value of Plan
Benefits, adjusted by that factor, equals the Present Value of the DCP Payments.


                        ARTICLE VII
                        -----------

                       MISCELLANEOUS
                       -------------

     1.   AMENDMENT.  The Board of Directors of
the Company may, in its sole discretion, terminate, sus-pend, or amend this Plan at any time or from time to time, in whole or in part. However, no such termination, sus-pension, or amendment shall adversely affect (a) any rights to benefits with respect to any Participant who has there-tofore terminated his employment with the Company or (b) the right of any then current Participant to receive upon ter-mination of employment or thereafter, or of his surviving spouse or Children or his beneficiary under the Pension Plan to receive following his death, any amount as a supplemental retirement benefit, survivor benefit, or benefit under Ar-ticle IV of the Plan, as the case may be, to which such per-son would have been entitled under this Plan prior to its termination, suspension, or amendment, taking into account the Participant's Final Salary calculated as if the date of such termination, suspension, or amendment of the Plan were the date of the termination of the Participant's employment with the Company, but giving the Participant credit for purposes of his Percentage of Vesting and Accrued Benefit Percentage through the actual date of his termination of employment with the Company.

     2.   ADMINISTRATION.  Revco D.S., Inc. shall
be the general administrator of this Plan. The routine ad-ministration of this Plan shall be by the Committee which, subject to the approval of the Board of Directors, shall have authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, in-cluding interpretations of this Plan, as may arise in con-nection with this Plan.

     3.   PLANS MUTUALLY EXCLUSIVE.  If benefits
are payable to or with respect to a Participant under
Article II, Article III, or Article VI of the Plan, then no benefits will be payable under the Pre-Retirement Death
Benefit Plan. Conversely, if benefits are payable with respect to a Participant under the Pre-Retirement Death
Benefit Plan, then no benefits will be payable under
Article II, Article III, or Article VI of the Plan.

     4.   NON-ALIENATION OF RETIREMENT RIGHTS OR
BENEFITS. No Participant and no spouse or Child or other beneficiary of a Participant shall encumber or dispose of his right to receive any payments hereunder, which payments or the right thereto are expressly declared to be non-assignable and nontransferable. If a Participant, spouse, Child, or other beneficiary without the written consent of the Company attempts to assign, transfer, alienate or en-cumber his right to receive any payment hereunder or per-mits the same to be subject to alienation, garnishment, attachment, execution, or levy of any kind, then thereafter during the life of such Participant, spouse, Child, or other beneficiary and also during any period in which any Participant, spouse, Child, or other beneficiary is in-capable in the judgment of the Company of attending to his financial affairs, any payments which the Company is re-quired to make hereunder may be made, in the discretion of the Company, directly to such Participant, spouse, Child, or other beneficiary or to any other person for the use or benefit of such Participant, spouse, Child, or other bene-ficiary or that of his dependents, if any. including any person furnishing goods or services to or for his use or benefit or the use or benefit of his dependents, if any.
Each such payment may be made without the intervention of a guardian, the receipt of the payee shall constitute a complete acquittance to the Company with respect thereto, and the Company shall have no responsibility for the proper application thereof.

     5.   PLAN NOT AN EMPLOYMENT CONTRACT.  Noth-
ing herein contained shall be construed as a commitment or agreement on the part of any person employed by the Company to continue his employment with the Company, and nothing herein contained shall be construed as a commitment on the part of the Company to continue the employment or the an-nual rate of compensation of any such person for any pe-riod, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

     6. INTEREST OF EMPLOYEE. The obligation of the Company under the Plan to provide benefits to a Partic-ipant, his spouse, or Children merely constitutes the unse-cured promise of the Company to make payments as provided herein, and no person shall have any interest in, or lien or prior claim upon, any property of the Company.

     7. CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Company, its officers, employees, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

     8.   SEVERABILITY.  The invalidity or unen-
forceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unen-forceable provision were omitted herefrom.

     9.   GOVERNING LAW.  The provisions of the
Plan shall be governed by and construed in accordance with the laws of the State of Ohio.

                    Executed this 1st day of December, 1986.


                         REVCO D.S., INC.


                         By   /s/ Sidney Dworkin
                            --------------------------------


                         And  /s/ R. Carroll Hudson
                             -------------------------------

                               AMENDMENT NO. 1
                                      TO
                               REVCO D.S, INC.
                           SUPPLEMENTAL RETIREMENT
                          AND SURVIVOR BENEFIT PLAN



        Revco D.S., Inc. (the "Company") hereby amends, effective as of July 27, 1992, the Revco D.S., Inc. Supplemental Retirement and Survivor Benefit Plan (the "Plan") for the purpose of revising the definition of "Committee" and modifying certain provisions of the Plan relating to benefits for the following executive officers of the Company: D. Dwayne Hoven, Gregory K. Raven and Jack
A. Staph (each individually, an "Executive Committee Participant" and collectively, the "Executive Committee Participants"). All capitalized terms used but not defined in this Amendment No. 1 to the Plan shall have the meanings ascribed to them in the Plan.

        1. Article I, Section 7 of the Plan is hereby amended in its entirety to read as follows: "7. The "Committee" shall mean the Human Resources Committee of the Board of Directors of the Company".

        2. The Plan is hereby modified, with respect to each of the Executive Committee Participants, and for no other Participants, as follows:

       a. Each Executive Committee Participant shall qualify for the Reduced Early Retirement Benefit referred to in Article II,
             Section 4 of the Plan after attaining age 55, provided that the Executive Committee Participant has been employed by the Company for a total of at least ten full years (the "Vesting Period"). Subject to reduction for Other Benefits, the amount of the benefit payable to each Executive Committee Participant shall be 40% at age 55 and shall increase ratably for later retirement (at a rate of .2-2/3% for each full month) to 43.2% at age 56, 46.4% at age 57, 49.6% at age 58, 52.8% at age 59, and 56% at age 60 (and
             continue to increase ratably thereafter, at .2-1/3% for each full month, until reaching the maximum of 70% at age 65). The provisions in the Plan concerning Accrued Benefit Percentage and Percentage of Vesting shall not apply to the Executive Committee participants for purposes of this clause (a). An illustration of the early retirement benefits payable to each Executive Committee Participant upon satisfaction of the Vesting Period is attached as Exhibit A hereto.


       b. Subject to the Executive Committee participant's satisfaction of the Vesting period, the Reduced Early Retirement Survivor Benefit referred to in Article III, Section 3 of the Plan shall be payable to the spouse or Children, as the case may be, of any Executive Committee participant who attains age 55. Subject to reduction for Other Benefits, the amount of the benefit shall be 20% at age 55, and shall increase ratably for later death (at a rate of .1-1/3% for each full month) to 21.6% at age 56, 23.2% at age 57,

             24.8% at age 58, 26.4% at age 59, and 28% at age 60 (and continue to increase ratably thereafter, at .1-1/6% for each full month, until reaching the maximum of 35% at age 65). The provisions in the Plan concerning Accrued Benefit Percentage and Percentage of Vesting shall not apply to the Executive Committee Participants for purposes of this clause (b). An illustration of the survivor benefits payable to each Executive Committee Participant's spouse or Children is attached as Exhibit B hereto.


        c. The Qualifying Date for an Executive Committee Participant whose employment with the Company was terminated other than by his Voluntary Resignation shall be the date on which such Executive Committee Participant has attained age 55; provided that the Executive Committee Participant's Percentage of Vesting on the date of termination is at least 50%. Subject to reduction for Other Benefits and for the Executive Committee Participant's Percentage of Vesting, as further described below, the amount of the benefit payable to each Executive Committee Participant shall be 40% at age 55 and shall increase ratably for later commencement of benefit payments (at a rate of .2-2/3% for each full month) to 43.2% at age 56, 46.4% at age 57, 49.6% at age 58, 52.8% at age
             59, and 56% at age 60 (and continue to increase ratably thereafter, at .2-1/3% for each full month, until reaching the maximum of 70% at age 65). For purposes of this clause (c), the provisions in the Plan regarding Percentage of Vesting shall apply; however, the Plan provisions regarding Accrued Benefit Percentage shall NOT apply. An illustration of the termination benefits payable to each Executive Committee Participant is attached as Exhibits C-1, C-2 and C-3 hereto.


        d. The terms "Other Benefits" and "Other Survivor Benefits" referred to in Article II, Section 3 and Article III, Section 2, respectively, of the Plan shall not include any monthly retirement benefits actually paid to the Executive Committee Participant or his surviving spouse or Children, as the case may be, from any other plan maintained by any employer other than the Company.

        e. The provisions of this Amendment shall be construed as a benefits enhancement, and shall not provide for any duplication of benefits.

        f. Each Executive Committee Participant shall execute a copy of this Amendment. The agreements evidencing each Executive Committee Participant's participation in the plan are hereby amended to incorporate the provisions of this Amendment.

        g. Except as hereby amended, the plan shall remain in full force and effect.


        Executed on this 30th day of April, 1993.


                                        REVCO D.S., INC.





                                        By: /s/ D. Dwayne Hoven
                                           -------------------------------
                                           D. Dwayne Hoven
                                           President and Chief Operating Officer



Executive Committee Participant:



-------------------------------

                                                                     EXHIBIT A
                                                                     ---------


                         SUPPLEMENTAL RETIREMENT PLAN

                          ANNUAL BENEFIT COMPARISON
                         EARLY RETIREMENT/SEPARATION
                                 BEGINNING AT
                    10 YEARS OR AGE 55, WHICHEVER IS LATER


                                                        *ANNUAL RETIREMENT BENEFIT PAYMENTS
                                                        -----------------------------------

PARTICIPANT                                     CURRENT PLAN                                   AMENDED PLAN
-----------                                     ------------                                   ------------
                                     RETIRE       PAYABLE       PERCENT         RETIRE/PAYABLE                  PERCENT
D. HOVEN                             AT  AGE:      AT 60       OF SALARY           AT  AGE:       BENEFIT      OF SALARY
  -  DATE 0F BIRTH: 09/05/1941        56        $129,600        (32.4%)              56           $172,800      (43.2%)
  -  DATE 0F HIRE:  01/04/19B8        57         160,000        (40.0%)              57            185,600      (46.4%)
  -  EARLIEST RETIREMENT:             58         176,000        (44.0%)              58            198,400      (49.6%)
     DATE:           01/04/1998       59         192,0O0        (48.0%)              59            211,200      (52.8%)
                                      60         224,000        (56.0%)              60            224,000      (56.0%)

                              ----------------------------------------------------------------------

PARTICIPANT
-----------
                                     RETIRE       PAYABLE       PERCENT         RETIRE/PAYABLE                  PERCENT
J. STAPH                             AT  AGE:      AT 60       OF SALARY           AT  AGE:       BENEFIT      OF SALARY
  -  DATE OF BIRTH: 08/21/1945        55        $120,792        (56.0%)              55           $86,280       (40.0%)
  -  DATE OF HIRE:  10/02/1972        56         120,792        (56.0%)              56            93,182       (43.2%)
  -  EARLIEST RETIREMENT              57         120,792        (56.0%)              57           100,085       (46.4%)
     DATE:           08/21/2000       58         120,792        (56.0%)              58           106,987       (49.6%)
                                      59         120,792        (56.0%)              59           113,890       (52.8%)
                                      60         120,792        (56.0%)              60           120,792       (56.0%)


                              ----------------------------------------------------------------------

PARTICIPANT
-----------
                                     RETIRE       PAYABLE       PERCENT         RETIRE/PAYABLE                  PERCENT
G. RAVEN                             AT  AGE:      AT 60       OF SALARY           AT  AGE:       BENEFIT      OF SALARY
  -  DATE OF BIRTH: 09/14/1949        55        $142,800        (47.6%)              55           $120,000      (40.0%)
  -  DATE OF HIRE:  06/01/1987        56         151,200        (50.4%)              56            129,600      (43.2%)
  -  EARLIEST RETIREMENT              57         159,600        (53.2%)              57            139,200      (46.4%)
     DATE:           09/14/2004       58         168,000        (56.0%)              58            148,800      (49.6%)
                                      59         168,000        (56.0%)              59            158,400      (52.8%)
                                      60         168,000        (56.0%)              60            168,000      (56.0%)
                              ----------------------------------------------------------------------

Under both plans, benefits continue to increase annually, up to 70% of salary, if the employee works until age 65.

* Based on base compensation as of April 1, 1993.






NOTE: In accordance with the Plan, Other Benefits payable to the Executive Committee Participant, together with the plan benefits, may not exceed the Specified Plan Percentages.

                                                                       EXHIBIT B
                                                                       ---------

                               SURVIVOR BENEFITS
                               -----------------




        The Survivor benefits payable to each Executive Committee Participant's Spouse or Children will be fifty percent of the amounts shown on Exhibits A or C, as applicable, under the heading "AMENDED PLAN -- Benefit".















NOTE: In accordance with the Plan, Other Benefits payable to the Executive Committee Participant, together with the Plan benefits, may not exceed the specified Plan percentages.

                                                                EXHIBIT C-1
                                                                -----------


                            TERMINATION BENEFITS (1)

PARTICIPANT                   CURRENT PLAN                  AMENDED PLAN
-----------                   ------------                  ------------
                   Age at                      Percent         Age at                    Percent
                 Commencement    Annual          of         Commencement    Annual         of
D. HOVEN         of Benefits     Benefit       Salary        of Benefits    Benefit      Salary (2)
                 ------------    -------       ------       ------------    -------      ----------
                    55                 0           0            55          $ 80,000      20.0%
   1                60            39,984       10.0%            60           112,000      28.0%
                    65            49,980       12.5%            65           140,000      35.0%

                    55                 0           0            55            96,000      24.0%
   2                60            57,577       14.4%            60           134,400      33.6%
                    65            71,971       18.0%            65           168,000      42.0%

                    55                 0           0            55           112,000      28.0%
   3                60            78,369       19.6%            60           156,800      39.2%
                    65            97,961       24.5%            65           196,000      49.0%

                    55                 0           0            55           128,000      32.0%
   4                60           102,359       25.6%            60           179,200      44.8%
                    65           127,949       32.0%            65           224,000      56.0%

                    55                 0           0            55           144,000      36.0%
   5                60           129,548       32.4%            60           201,600      50.4%
                    65           161,935       40.5%            65           252,000      63.0%

                    55                 0           0            55           160,000      40.0% (3)
   6                60           159,936       40.0%            60           224,000      56.0% (3)
                    65           199,920       50.0%            65           280,000      70.0% (3)

1      Based on an assumed termination date of:

                         1   1/4/93          4  1/4/96
                         2   1/4/94          5  1/4/97
                         3   1/4/95          6  1/4/98

       Also assumes that the Participant is not employed for benefit commencement prior to age 65.

2 Takes into account Percentage of Vesting, but not the Accrued Benefit Percentage.

3      Maximum benefit percentage for benefit commencement age.


NOTE: In accordance with the Plan, Other Benefits payable to the Executive Committee Participant, together with the Plan benefits, may not exceed the Specified Plan percentages.

                                                                   EXHIBIT C-2
                                                                   -----------

                            TERMINATION BENEFITS (1)
                            --------------------


PARTICIPANT                   CURRENT PLAN                  AMENDED PLAN
-----------                   ------------                  ------------
                   Age at                      Percent         Age at                    Percent
                 Commencement    Annual          of         Commencement    Annual         of
G. RAVEN         of Benefits     Benefit       Salary        of Benefits    Benefit      Salary (2)
                 ------------    -------       ------       ------------    -------      ----------
                    55                0             0          55          $ 60,000       20.0%
   1                60           21,000        7.0%            60            84,000       28.0%
                    65           26,250        8.75%           65           105,000       35.0%

                    55                0             0          55            72,000       24.0%
   2                60           30,240        10.1%           60           100,800       33.6%
                    65           37,800        12.6%           65           126,000       42.0%

                    55                0             0          55            84,000       28.0%
   3                60           41,160        13.7%           60           117,600       39.2%
                    65           51,450        17.2%           65           147,000       49.0%

                    55                0             0          55            96,000       32.0%
   4                60           53,760        17.9%           60           134,400       44.8%
                    65           67,200        22.4%           65           168,000       56.0%

                    55                0             0          55           108,000       36.0%
   5                60           68,040        22.7%           60           151,200       50.4%
                    65           85,050        28.4%           65           189,000       63.0%

                    55                0             0          55           120,000       40.0% (3)
   6                60           84,000        28.0%           60           168,000       56.0% (3)
                    65           105,000       35.0%           65           210,000       70.0% (3)

1     Based on an assumed termination date of:

                         1  6/1/92            4  6/1/95
                         2  6/1/93            5  6/1/96
                         3  6/1/94            6  6/1/97

      Also assumes that the Participant is not employed for benefit commencement prior to age 65.

2 Takes into account Percentage of Vesting, but not the Accrued Benefit Percentage.

3     Maximum benefit percentage for benefit commencement age.


NOTE: In accordance with the Plan, Other Benefits payable to the Executive Committee Participant, together with the Plan benefits, may not exceed the Specified Plan percentages.

                                                                   EXHIBIT C-3
                                                                   -----------

                            TERMINATION BENEFITS (1)
                            --------------------


PARTICIPANT                   CURRENT PLAN                  AMENDED PLAN
-----------                   ------------                  ------------
                   Age at                      Percent         Age at                    Percent
                 Commencement    Annual          of         Commencement    Annual         of
J. STAPH         of Benefits     Benefit       Salary        of Benefits    Benefit      Salary (2)
                 ------------    -------       ------       ------------    -------      ----------
                    55                 0            0            55        $ 86,280       40.0% (3)
                    60            120,792       56.0%            60         120,792       56.0% (3)
                    65            150,990       70.0%            65         150,990       70.0% (3)

1 Based on a termination date of 10/20/92 or later. Also assumes that the Participant is not employed for benefit commencement prior to age 65.

2 Takes into account Percentage of Vesting, but not the Accrued Benefit Percentage.

3     Maximum benefit percentage for benefit commencement age.


NOTE: In accordance with the Plan, Other Benefits Payable to the Executive
      Committee Participant, together with the Plan benefits, may not exceed the Specified Plan percentages.